UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2006

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2006, we entered into a financing arrangement (the “Credit Facility”) with Oxford Finance Corporation to provide for borrowing of up to $10.0 million through December 31, 2006. The Credit Facility is governed by a Master Security Agreement dated August 23, 2006 and related documents.

Under the terms of the Credit Facility, as the Credit Facility is utilized, separate promissory notes will be executed for each drawdown. We will be required to repay any promissory notes issued under the Credit Facility in equal monthly installments over 36 months from the date of the applicable drawdown. The interest rates for the amounts that we draw down under the Credit Facility will vary based on the timing of each drawdown. Specifically the interest rates will be based on the three year United States Treasury Bill weekly average rate at the time of the applicable drawdown plus 6.50%. Any promissory notes will be collateralized by a first priority interest in all of our assets except for our intellectual property.

The foregoing description of the credit facility is not complete and is qualified in its entirety by reference to the Master Security Agreement and related documents comprising the Credit Facility, which are filed as Exhibit 10.52 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.52	Master Security Agreement dated August 23, 2006 and related documents between the Company and Oxford Finance Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: August 25, 2006	By:	/s/ JILL M. CHURCH
Jill M. Church Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

10.52	Master Security Agreement dated August 23, 2006 and related documents between the Company and Oxford Finance Corporation.